UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 27, 2004
Date of report (date of earliest event reported)

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10615

(Commission File Number)

13-3306985

(I.R.S. Employer Identification Number)

765 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

914-347-2220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2004, Emisphere Technologies, Inc. (the “Company”) entered into a Security Purchase Agreement (the “Security Purchase Agreement”) with Elan International Services, Ltd. (“Elan”), providing for the Company’s purchase of its indebtedness to Elan under its outstanding zero coupon note held by Elan (the “Security”).

The Company had entered into a joint venture with Elan to develop oral heparin in 1996.   In connection with the re-purchase of Elan’s joint venture interest in 1999, the Company issued the Security to Elan on July 2, 1999.  The Security had an issue price of $20 million and an original issue discount at maturity of $35,048,881.  The accrued value of the Security on December 27, 2004 was approximately $44 million.

Under the terms of the Security Purchase Agreement, the Company will purchase the Security from Elan for a total of $26 million in cash and, depending on the timing of the installment payments, up to 1.2 million shares of common stock of the Company or 600,000 shares of common stock of the Company and warrants to purchase 600,000 shares of common stock of the Company.  On December 27, 2004 the Company paid Elan $13 million and issued to Elan 600,000 shares of Company common stock; a payment of $7 million and the issuance of 323,077 shares of common stock is due April 29, 2005; and a final cash payment of $6 million and the issuance of 276,923 shares of common stock is due June 30, 2005.  If the Company, at its election, pays the entire balance of $13 million prior to March 31, 2005, then the Company shall issue a warrant to purchase 600,000 shares of common stock (with an exercise price equal to the volume weighted average price for Company common stock for the period of twenty consecutive trading days ending on the trading day immediately preceding the date of issuance of such warrant) in lieu of issuing an aggregate 600,000 shares of common stock.

Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of the press release concerning the agreement with Elan.

On December 27, 2004, the Company also entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Kingsbridge Capital Limited (“Kingsbridge”), providing for the commitment of Kingsbridge to purchase up to $20 million of the Company’s common stock until December 27, 2006.  In return for the commitment, the Company issued to Kingsbridge a warrant to purchase 250,000 shares of common stock of the Company at an exercise price of $3.811 (representing a premium to the market price of shares of common stock of the Company on the date of issuance of the warrant).  Under the terms of the Common Stock Purchase Agreement, the Company may, at its election, draw funds from Kingsbridge in amounts up to 3% of the Company’s market capitalization at the time of the draw.  In exchange for each draw, the Company will sell to Kingsbridge newly issued shares of the Company’s common stock priced at a discount of between 8-12% of the average trading price of the Company’s common stock during the financing period, with the reduced discount applying if the price of the common stock is equal or greater than $8.50 per share.  The Company will set the minimum acceptable purchase price of any shares to be issued to Kingsbridge during the term of the Common Stock Purchase Agreement.  The Company’s right to begin drawing funds will commence upon the Securities and Exchange Commission declaring effective a registration statement to be filed by the Company.

The Company is under no obligation to access any of the capital available under the Common Stock Purchase Agreement.  In addition, the Company can effect other debt and equity financings without restriction, provided that such financings do not use any floating or other post-issuance adjustable discount to the market price of the Company’s common stock.  Kingsbridge is precluded from short selling any of the Company’s common stock during the term of the Common Stock Purchase Agreement.

In connection with the Common Stock Purchase Agreement, the Company entered into a Registration Rights Agreement with Kingsbridge (the “Registration Rights Agreement”).  Under the terms of the Registration Rights Agreement, the Company granted registration rights to Kingsbridge concerning the resale by Kingsbridge of the 250,000 shares of common stock that may be purchased by Kingsbridge pursuant to the warrant that was issued to Kingsbridge on December 27, 2004.  The Registration Rights Agreement also grants registration rights to Kingsbridge for up to $20 million worth of common stock that the Company in its discretion chooses to sell in the future to Kingsbridge under the Common Stock Purchase Agreement.  The Registration Rights Agreement requires the Company to file a registration statement concerning such shares of common stock of the Company with the Securities and Exchange Commission within sixty calendar after December 27, 2004.  The Company must use its commercially reasonable efforts to have the registration statement declared effective by the Securities and Exchange Commission within one hundred twenty calendar days after December 27, 2004.

Attached hereto and incorporated by reference herein as Exhibit 99.2 is a copy of the press release concerning the agreement with Kingsbridge.

Item 2.03 Creation of a Direct Financial Obligation

See the description in Item 1.01 above of the transactions contemplated by the Company’s Security Purchase Agreement with Elan.

Item 3.02 Unregistered Sales of Equity Securities

See the description in Item 1.01 above of the transactions contemplated by the Company’s Security Purchase Agreement with Elan, including the issuance of 600,000 shares of Company common stock to Elan, and the description in Item 1.01 above of the transaction contemplated by the Company’s Common Stock Purchase Agreement with Kingsbridge, including the issuance of the warrant to purchase 250,000 shares of Company Common Stock.

We relied on the exemption from registration provided by Section 4(2) and 4(6) under the Securities Act of 1933 for the transactions contemplated by the Common Stock Purchase Agreement and the Security Purchase Agreement, as well as Regulation D.  We did not engage in any public advertising or general solicitation in connection with either the Common Stock Purchase Agreement or the Security Purchase Agreement.  We provided the accredited investor under each of the Common Stock Purchase Agreement and the Security Purchase Agreement with access to information concerning all aspects of our business.  We believe that the accredited investor under each of the Common Stock Purchase Agreement and the Security Purchase Agreement obtained all information regarding the Company it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investing purposes.

There was and will be no placement agent or underwriter for any shares of common stock of the Company and warrants to purchase common stock of the Company that have already been issued or may be issued under the Security Purchase Agreement or the Common Stock Purchase Agreement.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Emisphere Technologies, Inc. concerning the agreement with Elan Corporation PLC, dated December 28, 2004.

Exhibit 99.2	Press Release of Emisphere Technologies, Inc. concerning the agreement with Kingsbridge Capital Limited, dated December 28, 2004.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMISPHERE TECHNOLOGIES, INC.

Date: December 30, 2004	By:	/s/ ELLIOT M. MAZA

	Name:	Elliot M. Maza
	Title:	Chief Financial Officer

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